EXHIBIT 5.1

September 16, 2010

Everest Re Group, Ltd.
Wessex House
45 Reid Street
Hamilton HM 12, Bermuda

Re:	Proposed Offering of up to 37,439 shares of Common Shares
Pursuant to the Everest Re Group, Ltd. 2009 Stock Option
and Restricted Stock Plan for Non-Employee Directors

Ladies and Gentlemen:

As Senior Vice President, General Counsel and Secretary of Everest Re Group, Ltd., a Bermuda company (the “Company”), I have acted as counsel to the Company in connection with the Company’s Registration Statement on Form S-8 (“the “Registration Statement”) filed on September 30, 2010 with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration under the Act of 37,439 shares of the Company, par value US$1.00 per share (the “Shares”), issuable pursuant to the Everest Re Group, Ltd. 2009 Non-Employee Director Stock Option Plan (the “Plan”).

For the purposes of giving this opinion, I have examined the Registration Statement, (but excluding the exhibits and schedules thereto unless specifically referred to herein).

In rendering my opinion, I have examined and relied upon the memorandum of association and the bye-laws of the Company, minutes of meetings of the Company’s board of directors and shareholders approving the issue of the Shares (referred to herein as the “Minutes”),  correspondence on behalf of the Company with the Bermuda Monetary Authority (the “BMA”) whereby the BMA has granted certain permissions, inter alia, for the issue (and subsequent transfer) of the Company’s securities (subject to conditions expressed in such correspondence) and such other documents and made such enquiries as to questions of Bermuda and other applicable law as I have deemed necessary in order to render the opinions set forth below.

I have assumed:

a)
the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by me and the authenticity and completeness of the originals from which copies were taken;

b)	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by me;

c)	that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended;

d)
that there are no agreements or understandings between or among the Company and any participants in the Plan that would expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder;

e)
that upon the issue of the Shares, the Company will receive money or money’s worth at least equal to the value of the Shares then being issued and that none of the Shares will be issued for less than par value;

f)
that there is no provision of the law of any jurisdiction, other than Bermuda and the federal laws of the United States of America, which would have any implication in relation to the opinions expressed herein; and

g)	that the issue and transfer of the Shares will comply at all times with the permissions obtained from the BMA.

“Non-assessability” is not a legal concept under Bermuda law, but when I describe the Shares as being “non-assessable” herein I mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Shares (but only with respect to such member), that no further sums are payable with respect to the holding of such Shares and the member shall not be bound by an alteration in the memorandum of association or the bye-laws of the Company after the date upon which it became a member if and so far as the  alteration requires such member to take or subscribe for additional Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

I express no opinion herein as to matters involving the laws of any jurisdiction other than the laws of Bermuda and the current federal laws of the United States of America, and to the current judicial interpretations thereof and to the facts as they exist on the date hereof.  I assume no obligation to revise or supplement the opinion should the present laws, or the interpretation thereof, be changed in respect of any circumstances or events that occur subsequent to the date hereof.  This opinion is not to be relied upon in respect of any matter other than the issue of the Shares, as described in the Registration Statement and may not be quoted or referred to in any public document without my prior consent.

Based upon the foregoing, I am of the opinion that:

1.
The Company is duly incorporated and existing as an exempted company under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.
Upon the issuance and delivery of the Shares in accordance with the terms of the Plan and the registration of such Shares in the company’s register of members and when the Registration Statement has become effective under the Securities Act, such Shares will be validly issued, fully paid and non-assessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under Item 5 in the Registration Statement.  In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission.

Very truly yours,

/S/ Sanjoy Mukherjee

Sanjoy Mukherjee